Exhibit 99.1

macy's inc.

Contacts:

Media - Jim Sluzewski

513/579-7764

Investor - Susan Robinson

513/579-7780

FOR IMMEDIATE RELEASE

MACY'S, INC. REPORTS SECOND QUARTER EARNINGS OF 35 CENTS

PER DILUTED SHARE, RAISES FULL-YEAR PROFIT GUIDANCE

Q2 sales, earnings and cash flow exceed expectations

CINCINNATI, Ohio, August 11, 2010 – Macy's, Inc. today reported earnings of 35 cents per diluted share for the second quarter of 2010, ended July 31, 2010. This significant earnings increase over the second quarter of last year was driven by higher-than-expected sales, improved margins, a reduced expense rate and disciplined inventory management.

“We believe our business is beginning to hit its stride after implementing significant structural and organizational changes over the past two years. While the economic environment remains uncertain, Macy's and Bloomingdale's have a terrific opportunity to continue to take market share and grow our business profitably,” said Terry J. Lundgren, Macy's, Inc. chairman, president and chief executive officer.

“The improvement in our business is not the result of a single factor. Rather, our performance reflects a number of strategic initiatives that are working successfully and complementing each other. This includes My Macy's localization of merchandise assortments, centralization of key Macy's organizational functions, customer centricity activity, continued development of private brands, introduction of new exclusive market brands, improvement in associate selling and service skills, and integration of stores and online channels at Macy's and Bloomingdale's,” he added. “We are entering the fall season with tremendous momentum that has energized the exceptionally talented people in our company. We are motivated to continue to innovate, test new ideas, accelerate the penetration of distinctive and exclusive merchandise, and tailor our offering to the diverse customers who shop in our stores and online.”

In the second quarter of 2009, Macy's, Inc. earned 2 cents per diluted share. These results include restructuring charges of $34 million ($77 million after tax; 18 cents per share) related to division consolidations and localization initiatives. Excluding these charges, the company earned 20 cents per diluted share in the second quarter of 2009.

For the first half of 2010, Macy's, Inc.'s diluted earnings per share were 40 cents, compared with a loss of 19 cents per diluted share in the first half of 2009. Excluding restructuring-related costs of $172 million ($97 million after tax; 23 cents per diluted share), earnings were 4 cents per diluted share in the first half of 2009.

Sales

Sales in the second quarter totaled $5.537 billion, up 7.2 percent from total sales of $5.164 billion in the second quarter of 2009. On a same-store basis, Macy's, Inc.'s second quarter sales were up 4.9 percent.

For the year to date, Macy's, Inc. sales totaled $11.111 billion, up 7.2 percent from total sales of $10.363 billion in the first 26 weeks of 2009. On a same-store basis, Macy's, Inc.'s year-to-date sales were up 5.2 percent.

Online sales (macys.com and bloomingdales.com combined) were up 28.1 percent in the second quarter and 31.0 percent in the first half of 2010. Online sales positively affected the company's same-store sales by 0.5 percentage points in the second quarter and 0.8 percentage points in the year to date. Online sales are included in the same-store sales calculation for Macy's, Inc.

The company opened no new stores in the first half of 2010. In the second half of 2010, the company is opening two new Macy's stores in Palmdale and Tracy, CA; a new Bloomingdale's store in Santa Monica, CA (opened Aug. 6); and four new Bloomingdale's Outlet stores, as previously announced.

Operating Income

Macy's, Inc.'s operating income totaled $370 million or 6.7 percent of sales for the quarter ended July 31, 2010, compared with operating income of $248 million or 4.8 percent of sales for the same period last year. Second quarter 2009 operating income included $34 million in restructuring-related costs. Excluding these costs, operating income for the second quarter of 2009 was $282 million or 5.5 percent of sales.

For the first half of 2010, Macy's, Inc.'s operating income totaled $573 million or 5.2 percent of sales, compared with operating income of $134 million or 1.3 percent of sales for the same period last year. Macy's, Inc.'s first half 2009 operating income included $172 million in restructuring-related costs. Excluding these costs, operating income in the first half of 2009 was $306 million or 3.0 percent of sales.

Cash Flow

Net cash provided by operating activities was $288 million in the first half of 2010, compared with $420 million in the first half last year. Net cash used by investing activities in the first half of 2010 was $124 million, compared with $168 million a year ago. Net cash used by financing activities in the first half of 2010 was $642 million, including $584 million used to repay debt. This compares with net cash used by financing activities in the first half of 2009 of $1.045 billion, including $958 million used to repay debt.

Looking Ahead

Macy's, Inc. currently expects same-store sales in the second half of fiscal 2010 to be up in the range of 3 percent to 3.5 percent, which would result in full-year 2010 same-store sales to be up between 4 percent and 4.2 percent. At the beginning of the year, the company’s initial guidance was for a 2010 same-store sales increase of 1 percent to 2 percent. At the end of the first quarter, full-year same-store sales guidance was raised to up 3 percent to 3.5 percent, reflecting improvement in the business trend.

Based on stronger sales expectations, Macy's, Inc. is increasing its full-year 2010 earnings guidance to $1.85 to $1.90 per diluted share. This compares with previous guidance of $1.75 to $1.80 per diluted share, and initial earnings guidance of $1.55 to $1.60 per diluted share provided at the beginning of the year.

Macy's, Inc., with corporate offices in Cincinnati and New York, is one of the nation's premier retailers, with fiscal 2009 sales of $23.5 billion. The company operates about 850 department stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy's and Bloomingdale's. The company also operates macys.com and bloomingdales.com.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed transactions, prevailing interest rates, changes in expected synergies, cost savings and non-recurring charges, competitive pressures from specialty stores, general merchandise stores, manufacturers' outlets, off-price and discount stores, new and established forms of home shopping (including the Internet, mail-order catalogs and television) and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission.

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(NOTE: Additional information on Macy's, Inc., including past news releases, is available at www.macysinc.com/pressroom. A webcast of Macy's, Inc.'s call with analysts and investors will be held today (Aug. 11) at 10:30 a.m. (ET). Macy's, Inc.'s webcast is accessible to the media and general public via the company's Web site at www.macysinc.com. Analysts and investors may call in on 1-888-820-9415, passcode 2614182. A replay of the conference call can be accessed on the Web site or by calling 1-888-203-1112 (same passcode) about two hours after the conclusion of the call.)

MACY'S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	13 Weeks Ended		13 Weeks Ended

   July 31, 2010

   August 1, 2009

$	% to

Net sales

$	% to

Net sales

Net sales..............................................................	$ 5,537		$ 5,164

Cost of sales (Note 2)..........................................	3,214	58.1%	3,021	58.5%

Gross margin........................................................	2,323	41.9%	2,143	41.5%

Selling, general and administrative expenses............	(1,953)	(35.2%)	(1,861)	(36.0%)

Division consolidation costs (Note 3).......................	-	-%	(34)	(0.7%)

Operating income...................................................	370	6.7%	248	4.8%

Interest expense – net............................................	(130)		(139)

Income before income taxes....................................	240		109

Federal, state and local income tax expense (Note 4)....	(93)		(102)

Net income............................................................	$ 147		$ 7

Basic earnings per share.........................................	$ .35		$ .02

Diluted earnings per share.......................................	$ .35		$ .02

Average common shares:
Basic...............................................................	423.0		421.5
Diluted.............................................................	426.5		422.1

End of period common shares outstanding................	422.2		420.5

Depreciation and amortization expense.....................	$ 288		$ 301

MACY’S, INC.

Consolidated Statements of Income (Unaudited)

Notes:

(1)  Because of the seasonal nature of the retail business, the results of operations for the 13 weeks ended July 31, 2010 and August 1, 2009 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.

(2)  Merchandise inventories are primarily valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method. Application of this method did not impact cost of sales for the 13 weeks ended July 31, 2010 or August 1, 2009.

(3)  Represents restructuring-related costs and expenses associated with the division consolidation and localization initiatives, primarily severance and other human resource related costs. For 13 weeks ended August 1, 2009, restructuring-related costs associated with the division consolidation and localization initiatives announced in February 2009 amounted to $77 million after tax or $.18 per diluted share.

(4)  Federal, state and local income taxes differ from the federal income tax statutory rate of 35%, principally because of the effect of state and local taxes, including the settlement of various tax issues and tax examinations.

MACY'S, INC.

Consolidated Statements of Operations (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	26 Weeks Ended		26 Weeks Ended

   July 31, 2010

   August 1, 2009

$	% to

Net sales

$	% to

Net sales

Net sales................................................................	$11,111		$10,363

Cost of sales (Note 2).............................................	6,592	59.3%	6,240	60.2%

Gross margin..........................................................	4,519	40.7%	4,123	39.8%

Selling, general and administrative expenses.............	(3,946)	(35.5%)	(3,817)	(36.8%)

Division consolidation costs (Note 3)........................	-	-%	(172)	(1.7%)

Operating income...................................................	573	5.2%	134	1.3%

Interest expense – net (Note 4)...............................	(292)		(280)

Income (loss) before income taxes..........................	281		(146)

Federal, state and local income tax (expense) benefit (Note 5)....................................	(111)		65

Net income (loss)...................................................	$ 170		$ (81)

Basic earnings (loss) per share................................	$ .40		$ (.19)

Diluted earnings (loss) per share..............................	$ .40		$ (.19)

Average common shares:
Basic...............................................................	422.8		421.5
Diluted.............................................................	426.3		421.5

End of period common shares outstanding................	422.2		420.5

Depreciation and amortization expense............................	$ 575		$ 604

MACY’S, INC.

Consolidated Statements of Operations (Unaudited)

Notes:

(1)  Because of the seasonal nature of the retail business, the results of operations for the 26 weeks ended July 31, 2010 and August 1, 2009 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.

(2)  Merchandise inventories are primarily valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method. Application of this method did not impact cost of sales for the 26 weeks ended July 31, 2010 or August 1, 2009.

(3)  Represents restructuring-related costs and expenses associated with the division consolidation and localization initiatives, primarily severance and other human resource related costs. For the 26 weeks ended August 1, 2009, restructuring-related costs associated with the division consolidation and localization initiatives announced in February 2009 amounted to $97 million after tax or $.23 per diluted share.

(4)  Interest expense for the 26 weeks ended July 31, 2010, includes approximately $27 million of expenses associated with the early retirement of approximately $500 million of outstanding debt.

(5)  Federal, state and local income taxes differ from the federal income tax statutory rate of 35%, principally because of the effect of state and local taxes, including the settlement of various tax issues and tax examinations. Additionally, income tax expense for the 26 weeks ended July 31, 2010 reflects a $4 million reduction of deferred tax assets due to the enactment of recent healthcare reform legislation. The reduction was required as a result of the elimination of the deductibility of retiree health care payments to the extent of tax-free Medicare Part D subsidies that are received. The change in deductibility is effective February 3, 2013.

MACY’S, INC.

Consolidated Balance Sheets  (Unaudited)

(millions)

	July 31,	January 30,	August 1,
	2010	2010	2009
ASSETS:
Current Assets:
Cash and cash equivalents.................................	$ 1,208	$ 1,686	$ 592
Receivables......................................................	355	358	324
Merchandise inventories...................................	4,633	4,615	4,634
Income tax receivable......................................	-	-	23
Supplies and prepaid expenses...........................	237	223	231
Total Current Assets.....................................	6,433	6,882	5,804

Property and Equipment - net..............................	9,070	9,507	10,046
Goodwill..............................................................	3,743	3,743	3,743
Other Intangible Assets - net...............................	658	678	697
Other Assets.....................................................	534	490	494

Total Assets................................................	$ 20,438	$ 21,300	$ 20,784

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:
Short-term debt................................................	$ 609	$ 242	$ 92
Merchandise accounts payable..........................	1,743	1,312	1,683
Accounts payable and accrued liabilities............	2,065	2,626	2,071
Income taxes..................................................	57	68	-
Deferred income taxes....................................	286	206	226
Total Current Liabilities..................................	4,760	4,454	4,072

Long-Term Debt.................................................	7,493	8,456	8,632
Deferred Income Taxes......................................	1,040	1,068	1,082
Other Liabilities...................................................	2,258	2,621	2,449
Shareholders' Equity...........................................	4,887	4,701	4,549

Total Liabilities and Shareholders' Equity.........	$ 20,438	$ 21,300	$ 20,784

Note:  Certain reclassifications were made to prior period amounts to conform with the classifications of such amounts for the most recent period.

MACY'S, INC.

Consolidated Statements of Cash Flows (Unaudited)

(millions)

26 Weeks Ended

July 31, 2010

26 Weeks Ended

August 1, 2009

Cash flows from operating activities:
Net income (loss)........................................................	$ 170	$ (81)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Division consolidation costs....................................	-	172
Depreciation and amortization................................	575	604
Stock-based compensation expense........................	32	42
Amortization of financing costs and premium on acquired debt.....................................................	(12)	(12)
Changes in assets and liabilities:
Decrease in receivables....................................	4	24
(Increase) decrease in merchandise inventories.........	(18)	135
Increase in supplies and prepaid expenses................	(15)	(5)
Increase in other assets not separately identified.......	(34)	(3)
Increase in merchandise accounts payable...............	403	379
Decrease in accounts payable and accrued liabilities not separately identified.......................	(512)	(658)
Decrease in current income taxes...........................	(10)	(51)
Increase (decrease) in deferred income taxes..........	42	(36)
Decrease in other liabilities not separately identified........................................	(337)	(90)
Net cash provided by operating activities...............	288	420

Cash flows from investing activities:
Purchase of property and equipment.................................	(102)	(150)
Capitalized software........................................................	(64)	(41)
Disposition of property and equipment...............................	41	9
Other, net	1	14
Net cash used by investing activities.....................	(124)	(168)

MACY’S, INC.

Consolidated Statements of Cash Flows (Unaudited)

(millions)

26 Weeks Ended

July 31, 2010

26 Weeks Ended

August 1, 2009

Cash flows from financing activities:
Debt repaid....................................................................	(584)	(958)
Dividends paid............................................................... Decrease in outstanding checks......................................	(42) (30)	(42) (44)
Acquisition of treasury stock..........................................	(1)	(1)
Issuance of common stock..............................................	15	-
Net cash used by financing activities...................	(642)	(1,045)

Net decrease in cash and cash equivalents..........................	(478)	(793)
Cash and cash equivalents at beginning of period.................	1,686	1,385

Cash and cash equivalents at end of period..........................	$ 1,208	$ 592

Note:  Certain reclassifications were made to prior period amounts to conform with the classifications of such amounts for the most recent period.